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Amarin Corporation plc

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Amarin Board of Directors Issues Statement in Response to Sarissa

— Highlights Active Board Refreshment Process —

— Amarin Has Engaged Proactively and Frequently with Sarissa —

DUBLIN, Ireland and BRIDGEWATER, N.J., October 11, 2022 – Amarin Corporation plc (NASDAQ:AMRN) today issued the following statement in response to Sarissa Capital Management LP (“Sarissa”) on behalf of the Amarin Board of Directors:

As a Board, we are unified and supportive of Amarin’s new strategic direction, and the actions management has taken to position the Company for growth and value creation. The Board believes there is tremendous runway for growth as Amarin’s strategic focus shifts toward expanding the business in Europe and other international markets, and recent actions to stabilize our U.S. business materialize. Amarin continues to progress on its comprehensive cost reduction program and other cash preservation initiatives.

Over the past year, our Board, with the assistance of a renowned global search firm, has been executing a deliberate plan to refresh its composition and add directors with skills we believe are necessary to help guide the Company on its new strategic direction. In 2022 alone, this process resulted in the appointment of three independent directors. Our new directors add extensive global biotech, international pharmaceutical experience, as well as specific healthcare investment experience and expertise. We have also made significant changes to our Board leadership, including appointing a new Board Chair, naming new Chairs of the Audit and Remuneration Committees, and the retirement of two long-tenured directors.

The Amarin Board of Directors is committed to best-in-class corporate governance. To this end, identifying and recommending new members for Amarin’s Board is a process we take seriously. Consistent with our ongoing Board refreshment process and our good-faith engagement with Sarissa, the Board has a defined and tailored list of skillsets that we believe are necessary to help guide the Company forward, and we rigorously evaluate any potential candidates’ commitment and contributions they might bring to the Board and the Company. With this in mind, we have interviewed several highly qualified candidates and the Board is in final stages to appoint new independent directors. Throughout the Board’s consideration of these candidates, including Sarissa’s proposed nominees, we have kept Sarissa apprised of the Board’s refreshment process. This process remains ongoing.

We remain committed to engaging in constructive dialogue with Amarin shareholders, including Sarissa, and will continue to be guided by our commitment to act in the best interests of all shareholders.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. From our foundation in scientific research to our focus on clinical trials, and now our commercial expansion, we are evolving and growing rapidly. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s strategic direction and actions management has taken to stabilize our U.S. business and position Amarin for growth and value creation; the runway for growth as Amarin’s strategic focus shifts toward expanding the business in Europe and other international markets; Amarin’s continued focus on comprehensive cost reduction program and other cash preservation initiatives, Amarin’s commitment to identifying and rigorously evaluating new highly qualified, independent candidates for Amarin’s Board of Directors, including full, comprehensive evaluation of Sarissa Capital Management LP’s proposed nominees; and the overall potential and future success of VASCEPA (marketed as VAZKEPA in Europe) and Amarin generally. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including Amarin’s annual report on Form 10-K for the full year ended 2021. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Availability of Other Information About Amarin

Amarin communicates with its investors and the public using the company website (www.amarincorp.com) and the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Additional Information

Amarin, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the matters to be considered at any special meeting called at the request of Sarissa. If a special meeting is convened, the Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from shareholders. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD

WHEN THEY BECOME AVAILABLE AS THEY WOULD CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock and other securities is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.amarincorp.com) in the section “Investors” or through the SEC’s website at www.sec.gov. Additional information about Amarin’s directors and executive officers and their interests is set forth in Amarin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 3, 2021, and amended on May 2, 2021, as well as Amarin’s proxy statement for its 2022 Annual General Meeting of Shareholders, which was filed with the SEC on May 24, 2022, and in the Company’s other SEC filings, which can be found through the Company’s website (www.amarincorp.com) in the section “Investors” or through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, would be set forth in the proxy statement and other materials filed with the SEC in connection with any special meeting convened at the request of Sarissa. Shareholders would be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.amarincorp.com.

Amarin Contact Information

Investor Inquiries:

Lisa DeFrancesco

Investor Relations Amarin Corporation plc

investor.relations@amarincorp.com (investor inquiries)

Media Inquiries:

Mark Marmur

Corporate Communications, Amarin Corporation plc

PR@amarincorp.com (media inquiries)

or

Matt Sherman / Steve Frankel / Tali Epstein

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449